EXHIBIT 3.1


                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        SUPREME INTERNATIONAL CORPORATION

                                   ARTICLE I

         The name of the corporation is SUPREME INTERNATIONAL CORPORATION (hereinafter called the "Corporation").

                                   ARTICLE II

         The current mailing address of the principal place of business of the Corporation is 3000 Northwest 107th Avenue, Miami, Florida 33172.

                                  ARTICLE III

         The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Thirty-One Million (31,000,000), consisting of (i) Thirty Million (30,000,000) shares of common stock, par value $.01 per share (the "Common Stock") and (ii) One Million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

         A.       PROVISIONS RELATING TO THE COMMON STOCK.

         1. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as herein provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

         2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends and other distributions payable in cash, property, stock (including shares of any class or series of the Corporation, whether or not shares of such class or series are already outstanding) or otherwise.

         3. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of the Common Stock, then the outstanding shares of the Common Stock shall be proportionately split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class that has been split, subdivided or combined.

         4. Upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled, if any, or a sum sufficient for such payment in full

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have been set aside, the remaining net assets of the Corporation, if any, shall be divided among and paid ratably to the holders of Common Stock.

         B.       PROVISIONS RELATING TO PREFERRED STOCK

         1. The Preferred Stock may be issued from time to time, in one or more classes or series, the shares of each class or series to have such designations powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed.

         2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time, in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance conversion and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (a) whether or not the class or series is to have voting rights, special or conditional, full or limited, or is to be without voting rights;

                  (b) the number of shares to constitute the class or series and the designations thereof;

                  (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

                  (f) the dividend rate, whether dividends are payable in cash, stock or other property of the Corporation, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable, on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

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                  (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shad be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion rice or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the member of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         C.       GENERAL PROVISIONS

         1. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of ANY CLASS or SERIES of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

         2. No shareholder of this Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

                                   ARTICLE IV

         For business not specified in a notice of meeting to be properly introduced by a shareholder at a meeting of shareholders, such shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. A shareholder's notice must be delivered to or mailed as received by the Secretary of the Corporation, either by personal delivery or by United States mail, postage prepaid. With respect to an annual meeting of shareholders, to be timely, notice must be received not less than 60, no more than 90 days prior to such meeting. With

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respect to meetings of shareholders for which less than 70 days notice of the date of the meeting is given, to be timely, notice must be received no later than the close of business on the tenth day following the earlier of the day notice of the meeting was mailed, or the day public disclosure of the meeting was made. A shareholders' notice must set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of shares of stock which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The chairman of the meeting may refuse to acknowledge any shareholder who attempts to introduce business without compliance with the foregoing procedure.

                                   ARTICLE V

         Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any requirements of law) (i) requested in writing by the holders of not less than 50 percent of all the votes entitled to be cast on any issue proposed or to be considered at the proposed special meeting; (ii) called by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; or (iii) called by the Chairman of the board or President of the Corporation or the Corporation's Chief Executive Officer.

                                   ARTICLE VI

         A. NUMBER OF DIRECTORS. The number of directors constituting the Corporation's Board of Directors shall not be less than three (3) nor more than fifteen (15), and the exact number of Directors shall be fixed from time to time in the manner provided in the Bylaws of the Corporation.

         B. TERM OF OFFICE. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The number of directors in each class shall be determined by the Board of Directors and shall consist of as nearly equal a number of directors as practicable. The term of the Class I directors initially shall expire at the first annual meeting of shareholders ensuing after the 1998 Annual Meeting of Shareholders; the term of Class II directors initially shall expire at the second Annual Meeting of Shareholders ensuing after the 1998 Annual Meeting of Shareholders; and the term of Class III directors initially shall expire at the third Annual Meeting of Stockholders ensuing after the 1998 Annual Meeting of Shareholders. In the case of each class, the directors shall serve until their respective successors are duly elected and qualified. At each Annual Meeting of Shareholders, directors of the respective class whose term expires shall be elected, and the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing Annual Meeting of Stockholders after their election, and until their respective successors are elected and qualified.

         C. VACANCIES. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board of Directors. Such resignation

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shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

                                  ARTICLE VII

         Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.

                                  ARTICLE VIII

         Directors of the Corporation shall not be personally liable for monetary damages to the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE IX

         This Corporation may insure and shall indemnify and shall advance expenses on behalf of its officers and directors and any persons serving at the request of the Corporation as an officer, director, member, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise to the fullest extent not prohibited by law in existence either now or hereafter.

                                   ARTICLE X

         The Corporation shall exist perpetually unless sooner dissolved according to law.

         IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation's Articles of Incorporation pursuant to laws of the State of Florida, has executed these Amended and Restated Articles of Incorporation as of September 18, 1998.

                        SUPREME INTERNATIONAL CORPORATION


                        By: /s/ GEORGE FELDENKREIS
                            ---------------------------------------------------
                            George Feldenkreis, Chairman and Chief
                            Executive Officer

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                       SUPREME INTERNATIONAL CORPORATION
                            SECRETARY'S CERTIFICATE

     I, Fanny Hanano, the duly elected, qualified and acting Secretary of SUPREME INTERNATIONAL CORPORATION, a Florida corporation (the "Corporation"), do hereby certify that the attached Second Amended and Restated Articles of Incorporation of the Corporation were adopted by the shareholders on July 31, 1998, with a sufficient number of votes cast for the approval of the amendments.

     IN WITNESS WHEREOF, I have executed this Certificate as of September 18, 1998.

                                          /s/ FANNY HANANO
                                          ---------------------------
                                              Fanny Hanano, Secretary


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